Exhibit 10.3

FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 30, 2021, among Diamondback E&P LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), as successor by merger to Diamondback O&G LLC, a Delaware limited liability company (“O&G”), each a subsidiary of Diamondback Energy, Inc., a Delaware corporation (the “Company”), the Company and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 5, 2019 (the “Base Indenture”), as supplemented by (i) that certain First Supplemental Indenture (the “First Supplemental Indenture”), dated as of December 5, 2019, pursuant to which the Company’s (a) 2.875% Senior Notes due 2024 (the “2.875% Notes”), (b) 3.250% Senior Notes due 2026 (the “3.250% Notes”), and (c) 3.500% Senior Notes due 2029 (the “3.500% Notes”) were issued (as so supplemented the “First Indenture”), (ii) that certain Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of May 26, 2020, pursuant to which the Company’s 4.750% Senior Notes due 2025 (the “4.750% Notes”) were issued (as so supplemented the “Second Indenture”), and (iii) that certain Third Supplemental Indenture (the “Third Supplemental Indenture” and together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Existing Supplemental Indentures”), dated as of March 24, 2021, pursuant to which the Company’s (a) 0.900% Senior Notes due 2023 (the “0.900% Notes”), (b) 3.125% Senior Notes due 2031 (the “3.125% Notes”), and (c) 4.400% Senior Notes due 2051 (together with the 2.875% Notes, 3.250% Notes, 3.500% Notes, 4.750% Notes, 0.900% Notes, and 3.125% Notes, the “Notes” or each, a “Note”) were issued (as so supplemented the “Third Indenture” and, together with the First Indenture and Second Indenture, the “Indentures” and each, an “Indenture”);
WHEREAS, pursuant to each Existing Supplemental Indenture, O&G is a party to each of the Indentures, and pursuant thereto has issued Guarantees of the Notes (the “Guarantees”);
WHEREAS, pursuant to Section 1401 of the Base Indenture, O&G, in its capacity as a Guarantor under the Indentures, is permitted to merge with or into another Person that is an Affiliate of the Company (other than the Company or a Guarantor) if (1) the surviving entity (the “Successor Guarantor”) shall be a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Guarantor (if not the predecessor Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, the performance or observance of every covenant of the applicable Indenture and any Guarantees on the part of such Guarantor to be performed or observed, (3) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (4) such Guarantor has delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that such merger and supplemental indenture comply with Article XIV of the Base Indenture and that all conditions precedent provided for in the applicable Indenture relating to such transaction have been complied with;
WHEREAS, as of the date hereof, O&G is merging with and into the Guaranteeing Subsidiary, with the Guaranteeing Subsidiary as the surviving Person (the “Merger”) and the Guaranteeing Subsidiary will thereafter succeed to and be substituted for, and may exercise every right and power of, O&G under the Indentures and with the same effect as if the Guaranteeing Subsidiary had been named as a Guarantor in the Indentures;
WHEREAS, the Guaranteeing Subsidiary is a limited liability company organized and validly existing under the laws of the State of Delaware;
WHEREAS, pursuant to this Supplemental Indenture, the Guaranteeing Subsidiary, as the Person surviving the Merger, agrees to expressly assume the performance or observance of every covenant of the Indentures and any Guarantees on the part of O&G to be performed or observed on the terms and conditions set forth herein (the “Note Guarantee”);
WHEREAS, immediately after giving effect to the Merger, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
WHEREAS, the Guaranteeing Subsidiary (as successor by merger to O&G) is delivering to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that the Merger and this Supplemental Indenture comply with Article XIV of the Base Indenture and that all conditions precedent provided for in each Indenture relating to such transaction have been complied with; and
WHEREAS, pursuant to Section 8.1(4) of each Existing Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indentures.
2.    AGREEMENT TO GUARANTEE. Subject to Article XIV of the Base Indenture, the Guaranteeing Subsidiary hereby assumes the performance and observance of every covenant of the Indentures and the Guarantees on the part of O&G to be performed and observed and fully and unconditionally guarantees to each Holder of a Note, and to the Trustee on behalf of such Holder: (1) the due and punctual payment of the principal of, and premium, if any, and interest, if any, on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Note and of the applicable Indenture; and (2) in case of the failure of the Company punctually to make any such payment, to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Company.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or a Subsidiary Guarantor, including the Guaranteeing Subsidiary, as such, will have any liability for any obligations of the Company or a Subsidiary Guarantor, respectively, under the Notes or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.    MULTIPLE ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or Portable Document Format (“PDF”) transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.    EFFECT OF HEADINGS. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DIAMONDBACK E&P LLC, as Guaranteeing Subsidiary

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary

DIAMONDBACK ENERGY, INC., as the Company

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary
Signature Page to Fourth Supplemental Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Jessica Wuornos
Name: Jessica Wuornos
Title: Vice President

Signature Page to Fourth Supplemental Indenture